UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 21, 2006

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)


       Delaware                       1-15062                   13-4099534
       --------                       -------                   ----------
(State or Other                 (Commission File Number)        IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

                One Time Warner Center, New York, New York 10019
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously reported, on April 21, 2005, Time Warner Inc., a Delaware corporation (the "Company"), and Comcast Corporation, a Pennsylvania corporation ("Comcast"), announced that they and certain of their respective subsidiaries and affiliates had entered into definitive agreements relating to the acquisition of assets comprising, in the aggregate, substantially all the assets of Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), and certain other transactions described in the Current Report on Form 8-K dated April 20, 2005 and filed by the Company with the Securities and Exchange Commission (the "SEC") on April 21, 2005 (the "April 20 Form 8-K") (collectively, the "Transactions"). In connection with the acquisition of assets from Adelphia, Adelphia and Time Warner NY Cable LLC, a Delaware limited liability company ("TW NY") and a subsidiary of the Company and Time Warner Cable Inc., a Delaware corporation ("TW Cable"), entered into the Asset Purchase Agreement, dated as of April 20, 2005 (the "TW Purchase Agreement").
Concurrently, Comcast entered into an asset purchase agreement with Adelphia (the "Comcast Purchase Agreement"). The TW Purchase Agreement was filed with the Company's Current Report on Form 8-K dated April 20, 2005 and filed on April 27, 2005.

TW Amendment

On June 21,  2006,  Adelphia and TW NY entered  into  Amendment  No. 2 to the TW
Purchase Agreement, which amends the TW Purchase Agreement as set forth in Exhibit A to Amendment No. 2 (the "TW Amendment"). Concurrently, Adelphia and Comcast entered into Amendment No. 2 to the Comcast Purchase Agreement, the terms of which are similar to those of the TW Amendment. Under the terms of the TW Amendment, the TW Adelphia Acquisition (as defined below) will be effected pursuant to sections 105, 363 and 365 of title 11 of the United States Bankruptcy Code (the "363 Sale"). The 363 Sale is subject to approval by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), which was granted on June 27, 2006.

Unless Adelphia delivers a Reversion Notice (as defined below), under the TW Amendment, the creditors of Adelphia will not be required to approve a plan of reorganization under chapter 11 of the Bankruptcy Code prior to the consummation of the TW Adelphia Acquisition. As previously reported in the April 20 Form 8-K, TW NY will purchase certain assets from and assume certain liabilities of Adelphia (the "TW Adelphia Acquisition"). Under the TW Amendment, the assets being acquired and the consideration will remain unchanged. However, under the TW Amendment, pursuant to the registration rights and sale agreement described below, Adelphia will agree to sell in a registered public offering at least 33-1/3% of the shares of TW Cable's Class A common stock received by Adelphia in the 363 Sale, unless Adelphia consummates a chapter 11 plan meeting specified requirements prior to the completion of such offering. Any remaining shares received by Adelphia are expected to be distributed to Adelphia's creditors pursuant to a subsequent plan of reorganization under chapter 11 of the Bankruptcy Code (the "Remainder Plan") to be filed by Adelphia with the Bankruptcy Court. Under the TW Amendment, the Remainder Plan must be reasonably satisfactory to TW NY in all material respects.

Under the TW Amendment, the rights of TW NY and Adelphia to terminate the TW Purchase Agreement will remain in effect; however, except in limited circumstances, Adelphia may not elect to terminate the TW Purchase Agreement prior to September 1, 2006. In addition, subject to certain conditions and exceptions, the TW Amendment provides that, if (i) Adelphia has not delivered a Reversion Notice (as defined below), (ii) neither the TW Purchase Agreement nor the Comcast Purchase Agreement has been terminated by TW NY or Comcast, respectively, prior to September 1, 2006 except, in limited circumstances, if the Comcast Purchase Agreement is terminated as a result of actions by or the failure to obtain governmental authorizations from, any governmental antitrust entity or the Federal Communications Commission and (iii) the closing of the TW Adelphia Acquisition has not occurred on or before August 31, 2006, then either
(a) the purchase price will be reduced by approximately $353 million or (b) if the TW Purchase Agreement has been terminated in accordance with its terms, Adelphia will pay TW NY the termination fee of approximately $353 million upon the earlier of (x) the consummation of certain sale transactions and (y) the effective date of a plan of reorganization under chapter 11 of Adelphia and certain of its affiliates involving a substantial portion of their assets. If the purchase price is reduced or the termination fee is paid, Adelphia will not owe TW NY any other termination fee under the TW Purchase Agreement.

Further, under the TW Amendment, Adelphia may, prior to the earlier of (x) July 31, 2006 and (y) the date of approval by the Bankruptcy Court of the 363 Sale (unless in Adelphia's good faith judgment a chapter 11 plan is more likely to be consummated than the 363 Sale), deliver to TW NY a notice that it will not pursue a 363 Sale (a "Reversion Notice"), in which case the changes as set forth in Exhibit A to the TW Amendment will have no effect as of the date of the Reversion Notice and the TW Purchase Agreement will be deemed unchanged by the TW Amendment except as set forth on Exhibit B to the TW Amendment. Exhibit B to the TW Amendment does not provide for the changes associated with the 363 Sale discussed above and instead incorporates only those changes that are unrelated to the 363 Sale.

The TW Amendment removes (in the case of either Exhibit A or Exhibit B) the requirement that the shares of TW Cable common stock to be issued to Adelphia pursuant to the TW Purchase Agreement be listed on the New York Stock Exchange as a condition to the closing. TW NY is obligated to use commercially reasonable efforts to effect such listing as of the closing and in any event, not later than two weeks following the closing (or, if such listing is not effected within a reasonable period, on the Nasdaq Stock Market) or, in the case of the 363 Sale, in accordance with the RRA (as defined below) or in connection with the Remainder Plan.

Registration Rights and Sale Agreement

If the TW Adelphia Acquisition is effected pursuant to the 363 Sale, Adelphia and TW Cable will enter into a registration rights and sale agreement (the "RRA") at the closing of the TW Adelphia Acquisition. Under the RRA, Adelphia will be required to sell, in a registered underwritten public offering (the "Offering"), at least 33-1/3% of the shares of TW Cable's Class A common stock received by Adelphia in the 363 Sale (inclusive of any over allotment option) no later than three months following the effectiveness of a registration statement filed by TW Cable to effect such sale, subject to customary rights to delay for a limited period of time under certain circumstances. TW Cable will be required to use its commercially reasonable efforts to (i) file a registration statement as promptly as practicable following the closing of the TW Adelphia Acquisition, but in any event not later than the later of (x) five months following the closing of the TW Adelphia Acquisition and (y) January 31, 2007; (ii) have such registration statement declared effective as promptly as practicable after filing and (iii) keep the registration statement continuously effective as set forth in the RRA. Notwithstanding the above, in the event that a Remainder Plan meeting specified requirements is consummated prior to the consummation of the Offering, the obligations of the parties to the RRA will terminate and TW Cable may withdraw or terminate the registration statement, whether or not it has been declared effective.

Under the RRA, Adelphia will have one and, under certain circumstances, up to two demand registration rights exercisable after the Offering. In addition to its demand registration right, Adelphia will also have customary "piggyback" rights to specified public offerings by TW Cable after the Offering.

Comcast Letter Agreement

On June 21, 2006, TW Cable, TWE Holdings II Trust (the "Comcast Trust"), Comcast and Adelphia entered into a letter agreement relating to offerings of TW Cable Class A common stock by Adelphia and the Comcast Trust (the "Letter Agreement"). The Letter Agreement provides that if the redemption of the Comcast Trust's existing interest in TW Cable is not consummated on or before November 1, 2006 as contemplated in the redemption agreement described in the April 20 Form 8-K, between TW Cable and the Comcast Trust, the Comcast Trust will have priority over any shares of TW Cable Class A common stock to be sold by Adelphia. In addition, the Comcast Trust will have the ability to defer certain distributions by Adelphia of the TW Cable Class A common stock it receives in the TW Adelphia Acquisition until November 17, 2007 in favor of one or more public offerings of the Comcast Trust's TW Class A common stock. Adelphia's ability to distribute its TW Cable Class A common stock will also be subject to lock-up periods following public offerings of Comcast's TW Cable Class A common stock. Under the Letter Agreement, unless (i) the Offering has occurred, (ii) Adelphia's obligation to effect the Offering has been terminated as described above, or
(iii) TW Cable consents, the Comcast Trust may not consummate the first public offering of its TW Cable Class A common stock unless the reasonably expected net proceeds to the Comcast Trust are at least $1.5 billion in the aggregate.

This report does not constitute an offer of any security for sale.

Cautionary Statements

The foregoing descriptions of the terms of the TW Amendment, the RRA and the Comcast Letter Agreement do not purport to be complete and are qualified in their entirety by reference to each of the TW Amendment, the RRA and the Comcast Letter Agreement, as applicable, which will be included in a subsequent filing with the Securities and Exchange Commission.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TIME WARNER INC.


                                          By: /s/ Wayne H. Pace
                                             -----------------------------------
                                             Name:  Wayne H. Pace
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

  Date:  June 27, 2006